Exhibit 99.1

Grindr Inc. Reports Second Quarter 2026 Revenue Growth of 33%, Raises Guidance
Second Quarter 2026 Revenue of $138 Million
Net Income of $18 Million, Net Income Margin of 13%
Adjusted EBITDA of $58 Million, Adjusted EBITDA Margin of 42%
Increases expectation of full-year 2026 Revenue to approximately $540 Million and Adjusted EBITDA to approximately $232 Million
LOS ANGELES, CA – August 6, 2026 – Grindr Inc. (NYSE: GRND) (“Grindr” or the “Company”), the Global Gayborhood in Your PocketTM, today posted its financial results for the second quarter ended June 30, 2026, in a Letter to Shareholders. The Letter to Shareholders can be accessed on Grindr’s Investor Relations website: https://investors.grindr.com/.
“Driven by strong user engagement and organic momentum, Grindr delivered an outstanding second quarter. Because our users are responding even better than anticipated to the expanded value and capabilities built into the product experience, we are raising our full-year 2026 revenue and Adjusted EBITDA guidance,” said George Arison, Chairman and CEO. “As we continue terraforming Grindr into an AI-native organization, we are unlocking significant operating leverage – allowing us to accelerate our roadmap, including next-generation products like Edge, and improve the core user experience, all within our exceptionally lean operating model. At the same time, Q2’s landmark Madonna partnership demonstrated Grindr’s exceptional cultural and commercial power. We are executing at high velocity, expanding our best-in-class profitability, and building a larger, more essential platform for gay life.”

Earnings Webcast Information
Grindr will host a live webcast today at 2:00 p.m. Pacific Time to discuss the Company’s second quarter 2026 financial results. The webcast of the conference call can be accessed as follows:
Event: Grindr Second Quarter 2026 Earnings Conference Call
Date: Thursday, August 6, 2026
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Site: https://investors.grindr.com/

An archived webcast of the conference call will also be accessible on Grindr’s Investor Relations page, https://investors.grindr.com/.

Forward Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including our guidance for 2026. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include statements regarding our intentions, beliefs, current expectations or projections concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. In some cases, you can identify these forward-looking statements by the use of terminology such as “anticipates,” “approximately,” “believes,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,” or the negative version of these words or other comparable words or phrases.
The forward-looking statements contained in this press release reflect our current views about our business and future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially from those expressed in any forward-looking statement. There are no guarantees that any transactions or events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth in or contemplated by the forward-looking statements:
•our ability to retain existing users and add new users;
•market perception of our brand;
•the impact of the legal environment and complexities with litigation and regulatory compliance related to such environment, including maintaining compliance with privacy, data protection, consumer protection and online safety laws and regulations, as well as laws that may apply to any new products or services we have introduced and may introduce in the future, including in the health and wellness sector;
•our ability to address privacy concerns and protect systems and infrastructure from cyber-attacks and prevent unauthorized data access;
•our ability to detect and suppress illegal activity;
•our ability to identify and consummate strategic transactions including strategic partnerships, acquisitions, or investments in complementary products, services, or technologies, including outside of our core product; and our ability to realize the intended benefit of such transactions;
•our success in retaining or recruiting directors, officers, key employees, or other key personnel, and our success in managing any changes in such roles;
•competition in the dating and social networking products and services industry;
•our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner;
•our ability to successfully develop and adopt artificial intelligence (“AI”) and machine learning (“ML”) technologies and processes—including generative AI—in our daily operations, including by deploying generative AI and ML in our products and services;
•our dependence on the integrity of third-party systems and infrastructure;
•our ability to protect our intellectual property rights from unauthorized use by third parties;
•whether the concentration of our stock ownership and voting power limits our stockholders’ ability to influence corporate matters;
•the impact of resales of significant volumes of our securities by any of our directors or significant stockholders, including pursuant to one or more margin calls on such stockholders’ loans, on our stock price;
•the timing, price, and quantity of repurchases of shares of our common stock under our repurchase program, and our ability to fund any such repurchases;
•the effects of macroeconomic and geopolitical events on our business, such as health epidemics, pandemics, natural disasters, the impacts of changing tariff policies and trade tensions, and wars or other regional conflicts; and
•the impact of anti-LGBTQ policies and actions by governments and non-state actors around the world, including to block or otherwise restrict access to our app in their countries.
In addition, statements that “Grindr believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subjects as of the date of any such statement. These statements are based upon information available to us as of the date they are made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise our forward-looking statements, whether as a result of new information, future events, or otherwise. For a further discussion of these and other factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” included under Part I, Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in Quarterly Reports on Form 10-Q we file thereafter. Any forward-looking statement speaks only as of the date on which it is made, and you should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).
Non-GAAP Financial Measures
We use Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP measures, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA adjusts for the impact of items that we do not consider indicative of the operational performance of our business. We define Adjusted EBITDA as net income excluding income tax provision; interest expense, net; depreciation and amortization; stock-based compensation expense; equity method investee losses and related credit loss; change in fair value of warrant liability; and employee transition costs, litigation-related costs, transaction-related costs, and other items, in each case, that are unrelated to our core ongoing business operations. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.
Our management uses these measures internally to evaluate the performance of our business and these measures are among the primary metrics by which management and other employees are compensated. We exclude the above items as some are non-cash in nature and others may not be representative of normal operating results. While we believe that Adjusted EBITDA and Adjusted EBITDA Margin are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with U.S. GAAP.
We are not able to estimate net income on a forward-looking basis or reconcile the guidance provided for Adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA. In particular, the measures and effects of our stock-based compensation related to equity grants that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results.

The following table presents the reconciliation of net income to Adjusted EBITDA for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Reconciliation of net income to Adjusted EBITDA
Net income	$17,743	$16,638	$44,493	$43,657
Interest expense, net	6,529	3,564	13,134	7,439
Income tax provision	5,149	4,654	14,319	9,205
Depreciation and amortization	895	3,068	1,878	6,545
Litigation-related costs (1)	2,916	754	3,483	980
Transaction-related costs (2)	123	—	146	—
Stock-based compensation expense	20,625	16,529	35,633	27,476
Employee transition costs (3)	740	—	437	499
Equity method investee losses and related credit loss (4)	1,909	—	1,909	—
Change in fair value of warrant liability (5)	—	—	—	(9,905)
Other expense (6)	1,011	—	681	—
Adjusted EBITDA	$57,640	$45,207	$116,113	$85,896
Revenue	$138,138	$104,220	$268,079	$198,158
Net income margin	12.8%	16.0%	16.6%	22.0%
Adjusted EBITDA Margin	41.7%	43.4%	43.3%	43.3%
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(1)Litigation-related costs that are unrelated to our core ongoing business operations primarily represent settlement expenses accrued and external legal fees associated with outstanding litigation or regulatory matters outside of the ordinary course.
(2)Transaction-related costs consist of legal, consulting, and other professional fees related to potential transactions.
(3)Employee transition costs relate to costs associated with the transition of our former Chief Financial Officer, and severance incurred for employees who elected not to relocate or participate in our RTO Plan and certain other severance arrangements.
(4)Equity method investee losses and related credit loss are related to our share of losses from our investment in our equity method investee and credit loss in relation to the loan receivable to our equity method investee.
(5)Change in fair value of warrant liability relates to the warrants that were remeasured upon exercise or redemption. In February 2025, we completed the redemption of all outstanding warrants.
(6)Other expense is related to change in fair value of the bifurcated derivative in our forward repurchase transactions entered into in the first quarter of 2026 that was remeasured as of June 30, 2026.

Trademarks
This press release may contain trademarks of Grindr. Solely for convenience, trademarks referred to in this press release may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that Grindr will not assert, to the fullest extent under applicable law, its rights to these trademarks.
About Grindr Inc.
With 15 million average monthly active users, Grindr has grown to become the Global Gayborhood in Your PocketTM, on a mission to make a world where the lives of our global community are free, equal, and just. Available in 190 countries and territories, Grindr is often the primary way for its users to connect, express themselves, and discover the world around them. Since 2015, Grindr for Equality has advanced human rights, health, and safety for millions of LGBTQ+ people in partnership with organizations in every region of the world. Grindr has offices in West Hollywood, the Bay Area, Chicago, and New York. The Grindr app is available on the App Store and Google Play.

Investors:
IR@grindr.com

Media:
Press@grindr.com